UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

                              December 14, 2009

Date of Report (Date of earliest event reported)

           OSG AMERICA L.P.

(Exact Name of Registrant as Specified in Charter)

               001-33806

Commission File Number

Delaware (State or other jurisdiction of incorporation or organization)	11-3812936 (I.R.S. Employer Identification Number)

Two Harbour Place, 302 Knights Run Avenue, Suite 1200

                                  Tampa, FL 33602

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (813) 209-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On December 14, 2009, the Registrant issued a press release announcing that it and its sponsor, Overseas Shipholding Group, Inc. (OSG or Sponsor; NYSE: OSG), which owns a 95.6% interest in the Registrant, have signed a settlement agreement with American Shipping Company ASA (“AMSC”), Aker Philadelphia Shipyard ASA, and Aker Philadelphia Shipyard, Inc. (“APSI”), (collectively “Aker”) that settles all outstanding commercial disputes among the Registrant, OSG and Aker and provides for the dismissal with prejudice of all the claims in the arbitration among the parties. The settlement also provides for certain modifications to other existing agreements among AMSC, the Registrant and OSG, including eliminating restrictions on OSG’s ability to purchase Jones Act product tankers and ATBs, changes to the profit sharing agreement as well as providing vessel purchase rights under specific conditions. The settlement agreement has received all necessary third party approvals, including the U.S. Coast Guard. A copy of the press release is attached to this Report as Exhibit 99.1 and hereby incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated December 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSG AMERICA L.P. (Registrant)

By: OSG America LLC, its general partner

Date: December 15, 2009	By /s/James I. Edelson
Name: James I. Edelson Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 14, 2009